Exhibit 4.1

                                 CSX CORPORATION

               Supplemental Action of Authorized Pricing Officers

                                 August 8, 2000


        Reference is made to the Action of Authorized Pricing Officers, dated as of September 30, 1998 (the "September 1998 Action of Authorized Pricing Officers"), the Action of Authorized Pricing Officers, dated as of May 7, 1999 (the "May 1999 Action of Authorized Pricing Officers"), and the Supplemental Action of Authorized Pricing Officers, dated August 10, 1999 (the "August 1999 Supplemental Action of Authorized Pricing Officers", and together with the September 1998 Action of Authorized Pricing Officers and the May 1999 Action of Authorized Pricing Officers, the "Actions of Authorized Pricing Officers"), taken pursuant to (x) Section 301 of the Indenture dated as of August 1, 1990 between CSX Corporation (the "Corporation") and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997 and the Third Supplemental Indenture dated as of April 22, 1998 (the indenture, as so supplemented, is herein called the "Indenture"), and (y) resolutions duly adopted by the Board of Directors of the Corporation at meetings duly called and held on April 28, 1998 and December 9, 1998, respectively (the "Resolutions"). The Corporation's Medium-Term Notes, Series C (the "Notes") were originally established by the September 1998 Action of Authorized Pricing Officers and, at that time, were limited to an aggregate initial offering price of up to U.S. $750,000,000 (including, in the case of Foreign Currency Notes, the equivalent thereof at the Market Exchange Rate on the applicable trade dates, in one or more foreign currencies or currency units). Pursuant to the August 1999 Supplemental Action of Authorized Pricing Officers, the limit on the aggregate initial offering price of the Notes was increased to $1,000,000,000 (including, in the case of Foreign Currency Notes, the equivalent thereof at the Market Exchange Rate on the applicable trade dates, in one or more foreign currencies or currency units). The terms of the Notes as set forth in the Actions of Authorized Pricing Officers provide that the foregoing limit may be increased by the Corporation if in the future it determines that it may wish to sell additional Notes.

        Pursuant to the authority vested in them by the Resolutions, the undersigned officers hereby increase the limit on the aggregate initial offering price of Notes that the Corporation is authorized to issue to a maximum of U.S. $1,150,000,000 (including, in the case of Foreign Currency Notes, the equivalent thereof at the Market Exchange Rate on the applicable trade dates, in one or more foreign currencies or currency units). The Notes shall be issued under the Indenture and shall have the same terms provided or contemplated by the Actions of Authorized Pricing Officers and as set forth in the Prospectus dated January 5, 1999 as supplemented by the Prospectus Supplement dated May 7, 1999 and as further supplemented by the Supplement to the Prospectus Supplement dated August 8, 2000. The Notes shall be offered and sold pursuant to the Distribution Agreement, dated May 7, 1999, between the Corporation and the Agents named therein.

        Terms used herein and not defined shall have the meaning assigned to them in the May 1999 Action of Authorized Pricing Officers referred to above.

Dated as of the date first set forth above.


                                By:______________________________________
                                Name: John W. Snow
                                Title: President and Chief Executive Officer


                                By: /s/ Paul R. Goodwin
                                    -------------------
                                Name: Paul R. Goodwin
                                Title: Executive Vice President-Finance and
                                       Chief Financial Officer


                                By: /s/ Gregory R. Weber
                                    --------------------
                                Name: Gregory R. Weber
                                Title: Vice President and Treasurer



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